EXHIBIT  23.1  CONSENT  OF  LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.

LAW  OFFICES  OF  HAROLD  H.  MARTIN,  P.A.
17111  Kenton  Drive,  Suite  204B,
Cornelius,  North  Carolina  28031
TELEPHONE  (704)  894-9760
FACSIMILE  (704)  894-9759

April  8,  2004


Board  of  Directors
FoneFriend,  Inc.
14545  Friar  Street,  Suite  103
Van  Nuys,  California  91411

     Re:  Form  S-8  Registration  Statement;  Opinion  of  Counsel

Dear  Member  of  the  Board:

We consent to the use of our opinion as an exhibit to the Form S-8 Registration Statement and to the reference to this firm in any prospectus which is incorporated by reference into and made a part of the Registration Statement.



     Very  truly  yours,



     /s/  Harold  H.  Martin
     -----------------------
     Harold  H.  Martin
     Law  Offices  of  Harold  H.  Martin,  P.A.